Exhibit 10.5

                                                                                                                                                      Shen (Nan) 0055178

                                                                                                                                    Contract registration (record) No:

Shenzhen Realty Lease Contract

Shenzhen Realty Leasing Administrative Office

Realty lease contract

The lessor (party A): Shenzhen Jinhongyuan Business Incorporation

Address: Room 336, Shopping park north zone area B, Mintian Road, Futian District, Shenzhen

Postal Code: .

Authorized agent:

Address: Postal Code:

The renter (party B): Shenzhen Naiji Electrical Equipment Co., Ltd.

Address: Floor 1-4 Building 28, Lishang Industrial Area, Xinghai Road, Nanshan district

Postal Code:

Business License or ID No.: S05951

Authorized agent:

Address: Postal Code:

Party A and party B discussed and agreed the following terms based on “China Contract Law”, “China Real Estate Administrative Law”, “Shenzhen Special Economic Zone House Leasing Act” and achieved this agreement.

Item 1 Party A lease the realty locates at Floor 1-4 Building 28, Lishan Industrial Zone, Xinghai Road Nanshan District, Shenzhen (hereinafter called “leased realty”) to party B. The total area of the leased realty is 4,100 m2, in a building of 5 storeys.

The obligee of the leased realty is: Shenzhen Jinhongyuan Business Incorporation;

The property right certification or other effective certification and number of the property right (or right of use): Certification;

Item	2	The leasing price is RMB15.5 (Fifteen yuan and fifty cents) per m2 per month, and RMB63,550.00 per month in total.

Item	3	Party B should make the first payment of RMB63,550.00 by July 31, 2004.

Item	4	Party B should pay rentals to party A

(  )   before 5th of every month;

(  )   before -- date of -- month every quarter;

(  )   before -- date of -- month every half year;

(  )   before -- date of -- month every year;

Party A should provide taxation receipt when it receives rentals from party B.

 (Please choose one from the above 4 terms.)

Item 5 The lease period is from July 31, 2004 to April 30, 2006.

The above period could not over the land use period. The period over land use period is invalid. Any loss results from over period should obey the terms of agreement between two parties, if there is any; otherwise, will be the responsibility of party A.

Item 6 The purpose of leasing property is for workshop .

If party B wants to use the leased property for other purpose, it should be approved by party A in written in advance. Party B should also apply to the property administration department for changing the purpose before it is actually changed.

Item 7 Party A should provide the leased realty to party B and conduct the transfer process by July 31, 2004.

In case party A transfers the property to party B later than the above date, party B could require delaying the ending time of the lease period correspondingly. Both parties should sign to confirm and register at the registration office.

Item 8 When hand over the property, both parties should confirm the working condition of all appliances and additions in the property and attaches a list in the agreement.

Item 9 Party A could take 2 months rentals, that is, RMB127,100.00 (one hundred twenty-seven thousands and one hundred RMB yuan) from party B as deposit when hand over the property.

Party A should provide receipt to party B when deposit received. Conditions of refunding the deposit:

1.	Expiration of the agreement

2.	The property was repaired, transfer process completed, without any fees unpaid to party A.

3.

(  )  Meet one of the above conditions.

(  )  Meet all above conditions.
(Please choose and check one of the above terms)

In case the following happens, party A may not refund the deposits:

1.	Expiration of the agreement, but fees due to party A has not been paid or property damage has not been repaired.

2.	Breach of the agreement or turned lease to third party.

3.	Delayed rental payment to party A for more than one month.

Item 10 During the lease period, party A will pay the land use fee and the taxes, lease management fee that generated from the leasing of the property; party B will pay the utilities, sanitation fee, building management fee etc. generated from using the leased property.

Item 11 Party A should ensure the property and its appurtenant works meet the requirements of the lease, and guarantee the security system meet the requirements of corresponding law, regulation or code.

Party B has the right to claim party A if party B suffered personal injury or property damage in the leased property due to party A’s intent or misstep.

Item 12 Party B should use the leased property and appurtenant works properly. No illegal act is allowed in the leased property. Party A could not interrupt party B for the normal, reasonable use of the leased property.

Item 13 During the leasing period, if there is a natural damage or trouble happened which is not result in party B’s mistake, and cause the leased property or the appurtenant works in unsafe, unusable condition, party B should inform party A in time and take the appropriate steps to prevent the further damage; Party A should repair or authorize party B to repair right after it receives the notice. In case party B could not inform party A or party A could not repair within above required time, party B could repair by register at the registration office in advance.

Under the emergency situation, party B could repair at first and inform the situation to party A in time.

In above situations, the repair cost (including party B repair for party A and steps taken by party B to prevent more damage) should be born by party A. In case party B didn’t take the above responsibility to inform party A or take steps to prevent more damage, the repairing fee of the additional part will be born by party B.

Item 14 If any damage of the property or appurtenant works caused by party B’s misoperation, party B should inform party A in time and repair on its own cost or compensate for party A. In case party B refuse to repair as requested above, by register at the registration office, party A could repair instead, but party B will pay for the cost.

Item 15 During validation of this agreement, any reconstruction, renovation or decoration of the leased property should be decided by additional agreement between both parties.

Such reconstruction, renovation or decoration should be approved by related department in advance, if needed.

Item 16

(  )  During lease period, party B could transfer partly or whole of the leased property to third party, and register at the registration office. But the period could not over the period of this agreement;

(  )   Party B could not transfer part or whole of the leased property to third party. But during the lease period, party B could register at the registration office upon party A’s approval of transferring to transfer the property. But the transfer period could not over the period of this agreement.

(   )   During lease period, party B could not transfer part or whole property to a third party.

(Please choose and check one from the above 3 terms.)

Item 17 During activation of this agreement, party A may have to transfer part or whole of the leased property. In such case, party A should inform party B 1 month in advance. Under same condition, party B has the priority to purchase the property. In case the leased property has to be transferred, party A should inform the transferee to carry out this agreement continuously.

Item 18 The agreement is allowed to be terminated or changed in case the following happens:

1.	Due to force majeure the agreement could not been carried out;

2.	Government levy, purchase, take back or demolish the leased property;

3.	Agreed by party A and party B through discussion.

Item 19 In following case, party A could

(   )   Ask for compensation;

(   )   Not refund the lease deposit;

( x )  Party B pays 3% of monthly rental as penalty when rental been paid one month later.

(Please choose from the above 3 terms through both parties’ discussion.)

1. Party B delays rental payment more than days ( months);
2. Party B failed to pay fees due to party B that may cause loss over RMB ;
3. Party B conducts illegal activity in leased property which is harmful to the public or individuals;
4. Party B changes the house structure or purpose on its own choice;
5. Party B breaches the item 14 of this agreement not to repair or pay for repairing cost cause the property greatly damaged;
6. Without party B and related department’s approval, make decoration on its own choice;
7. Transfer the leased property to third party on its own decision.

Above affixing for the responsibilities of compensate the damage and breach of the agreement, party A could terminate the agreement or ask for changing the terms of the agreement.

Item 20 In following case, party B could

(  )   Ask for compensation;

(  )   Ask for refunding double of the lease deposit;

(  ) Party A pays penalty RMB            --             (say:                    --                                    ).

(Please choose from the above 3 terms through both parties’ discussion.)

1. Party A delays the transferring of leased property over          --        days (      --      month);

2.	Party A breaches item 11 No.1 that cause party could not get in use of the leased property as designed.

3.	Party A breaches item 13 of this agreement not to repair or pay for the repairing cost.

4.	Without party B or related department’s approval, party A rebuild, reform or decorate the leased property on its own choice.

Above affixing for the responsibilities of compensation or breach of the agreement, party B could terminate the agreement (when get paid for the compensation, party should inform party A and return the leased property to party A) or ask for changing the terms of the agreement.

Party B needs not pay for the rental from party A receiving the notice till the compensation was paid to party B.

Item 21 Party B should move out of the leased property and return it to party A within 7 days after this agreement was terminated. And make sure everything in the property is working (except for the normal wear and tear). In the same time, settle down all payments and proceeding transferring process.

Incase party B not leaving and returning the leased property on time, party A could take back the property and ask for double rental for the overtime period.

Item 22 In case party B needs to lease the property continuously when the current lease period is over, party B should ask for renew the lease period 3 months in advance. Party B has the priority to lease the same property under same condition. When both parties agree with each other to continue the lease, a new lease contract should be prepared and signed and registered at the registration office.

Item 23 Both parties should obey the terms of this contract. Any breach of the contract should be charged for penalty.

Item 24 If anything hasn’t been clarified in this contract, another attachment could be made and signed by both parties and becomes a part of this contract, has the same legal power.

In case party A and party B agrees to make change in this contract during its activation, the modified contract should be registered at the same registration office and has the same power.

Item 25 Any dispute arises from this contract should be solved through discussion. If both parties could not reach an agreement, it can be interceded by registration office. Otherwise, it could be ask for

( x ) Arbitration at Shenzhen Arbitration Committee;

(    ) Arbitration at China International Economic and Trade Arbitration Committee Shenzhen Branch;

(    ) Litigation at People’s Court.

(Please choose and check one of the above terms.)

Item 26 This contract will be activated when both parties signed.

Party A and party B will go to the registration office to register and record this contract within 10 days after signed by both parties.

Item 27	The Chinese version of this contract will be the paramount.

Item 28	The contract has 4 copies, 1 for party A, 1 for party B, 1 for registration office and 1 for related department.

Party A (Seal): Shenzhen Jinhongyuan Business Incorporation

Legal representative: Fulian Zhong
Phone:
Bank Account No.:
Agent (Seal):		June 24, 2004

Party B (Seal): Shenzhen Naiji Electrical Equipment Co., Ltd.

Legal Representative: Xiaoling Chen
Phone:
Bank Account No.:
Agent (Seal):		June 24, 2004

Registration or record agent (Seal): Min Chen

Contract registration (Record) department (Seal): Jinhua Liu		May 27, 2005